UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

OMNICITY, CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52827	98-0512569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 S State Rd 3, Rushville, Indiana, USA	46173
(Address of principal executive offices)	(Zip Code)

(765) 570-4221
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 22, 2010, the Board of Directors of the Company accepted the resignation of Gregory Dunn as a Director of the Company.

Effective April 15, 2011, the Board of Directors of the Company accepted the resignation of Paul Brock as a Director of the Company.

As a result of the Board of Director’s acceptance of the resignations of Mr. Dunn and Mr. Brock, the Company’s current officers and directors are as follows:

Name	Position
Richard Beltzhoover	Chairman of the Board, Director
Greg Jarman	Chief Executive Officer, Director
Donald M. Prest	Chief Financial Officer, Director
David Bradford	Chief Operating Officer, Director
Richard H Reahard	Director
William J. Herdrich	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICITY, CORP.
Date: May 10, 2011.	/s/ Don Prest Name: Don Prest Title: Chief Financial Officer and a Director